                                                                     EXHIBIT 99


[SYMBION HEALTHCARE LOGO]

CONTACT:
Kenneth C. Mitchell
Senior Vice President and Chief Financial Officer
615-234-5904


                 SYMBION, INC. ANNOUNCES FIRST QUARTER RESULTS
-------------------------------------------------------------------------------
            Company Signs Agreement to Enter Illinois Market through
                   Acquisition of Interest in Surgery Center


NASHVILLE, TENNESSEE (APRIL 29, 2004) -- Symbion, Inc. (NASDAQ/NM:SMBI), an owner and operator of surgery centers, announced today results for the first quarter ended March 31, 2004.

For the first quarter ended March 31, 2004, revenues increased 25% to $51.9 million compared with $41.5 million for the first quarter ended March 31, 2003. Net income for the first quarter of 2004 was $2.6 million, or $0.15 per diluted share, compared with $4.4 million, or $0.34 per diluted share, for the first quarter of 2003. As expected, results for the first quarter of 2004 include the impact of a 38.5% tax rate compared with a 4% tax rate in the same quarter of last year. The weighted average shares for the first quarter ended March 31, 2004, includes 8,280,000 shares issued February 11, 2004, related to the Company's initial public offering. In addition, results for the first quarter of 2004 include the impact of higher interest expense from the Company's senior subordinated notes issued to refinance outstanding indebtedness during the third quarter of 2003. The Company paid off its senior subordinated notes in March 2004 prior to maturity with proceeds from its initial public offering completed in February 2004. As a result of this prepayment, the Company recorded an after-tax charge of $448,000, or $0.02 per diluted share. EBITDA less minority interests increased 22% to $9.5 million for the first quarter ended March 31, 2004, compared with $7.8 million for the first quarter ended March 31, 2003. Same store net patient service revenue for the first quarter ended March 31, 2004, increased 12% compared with the same period in 2003.

At March 31, 2004, the Company's outstanding indebtedness was approximately $21 million with a ratio of debt to total capitalization of 9%.

Commenting on the first quarter results, Richard E. Francis, Jr., chairman and chief executive officer of Symbion, said, "Our excellent first quarter results position us well for a strong first year as a public company. As we integrate recent acquisitions and focus on organic growth, we also are evaluating opportunities for expansion into new markets, either through de novo developments or acquisitions. We are on plan and have a high degree of confidence in the remainder of the year."


Mr. Francis continued, "Based upon the outlook for the Company and our confidence in our operating and growth strategy, we expect to achieve revenues for 2004 in the range of $205 million to $206 million and earnings per share in the range of $0.61 to $0.63, or $0.63 to $0.65 excluding the first quarter charge related to the prepayment of the senior subordinated notes. Same store net patient service revenue growth for 2004 is expected to be 6% to 8%."


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
SMBI Announces First Quarter Results
Page 2
April 29, 2004


The Company also announced that it has signed an agreement to enter the Illinois market in May 2004 through its acquisition of a minority interest in Valley Ambulatory Surgery Center, LP, located in suburban Chicago. The center has six operating suites and one minor procedure room. Symbion will purchase the stock of the general partner, subject to certain conditions, including regulatory approvals. At that time, the Company expects to consolidate this facility for financial reporting purposes.

In closing, Mr. Francis added, "We are off to an excellent start, our management team is focused and energized, and we have a strong balance sheet to execute our acquisition and development strategy."

The live broadcast of Symbion's conference call will begin at 11:00 a.m. Eastern Time on April 30, 2004. An online replay of the call will be available for 30 days following the conclusion of the live broadcast. A link for these events can be found on the Company's website at www.symbion.com or at www.fulldisclosure.com.

Symbion, Inc., headquartered in Nashville, Tennessee, owns and operates a network of surgery centers in nineteen states. The Company's surgery centers provide non-emergency surgical procedures across many specialties.

This press release contains forward-looking statements based on management's current expectations and projections about future events and trends that they believe may affect the Company's financial condition, results of operations, business strategy and financial needs. The words "anticipate," "believe," "continue," "estimate," "expect," "intend," "may," "plan," "will" and similar expressions are generally intended to identify forward-looking statements. These statements, including those regarding the Company's growth and continued success, have been included in reliance on the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks, uncertainties and other factors that may cause actual results to differ from the expectations expressed in the statements. Many of these factors are beyond the ability of the Company to control or predict. These factors include, without limitation: (i) the Company's dependence on payments from third-party payors, including government health care programs and managed care organizations; (ii) the Company's ability to acquire and develop additional surgery centers on favorable terms; (iii) numerous business risks in acquiring and developing additional surgery centers, including potential difficulties in operating and integrating such surgery centers; (iv) efforts to regulate the construction, acquisition or expansion of health care facilities; (v) the risk that the Company's revenues and profitability could be adversely affected if it fails to attract and maintain good relationships with the physicians who use its facilities; (vi) the Company's ability to comply with applicable laws and regulations; (vii) risks related to the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, which could restrict the Company's ability to operate its facilities licensed as hospitals and could adversely impact its reimbursement revenues; (viii) the risk of changes to laws governing the corporate practice of medicine that may require the Company to restructure some of its relationships, which could result in a significant loss of revenues and divert other resources; (ix) the Company's ability to incur significant indebtedness; (x) the intense competition for physicians, strategic relationships, acquisitions and managed care contracts, which may result in a decline in the Company's revenues, profitability and market share; (xi) the geographic concentration of the Company's operations; (xii) the Company's dependence on its senior management; (xiii) the Company's ability to enhance operating efficiencies at its surgery centers; and (xiv) other risks and uncertainties detailed from time to time in the Company's filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements contained in this press release, you should not place undue reliance on them. The Company undertakes no obligation to update any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.


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
SMBI Announces First Quarter Results
Page 3
April 29, 2004


                                 SYMBION, INC.
            UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                             THREE MONTHS ENDED
                                                                                   MARCH 31,
                                                                         -----------------------------
                                                                           2004                 2003
                                                                         --------             --------

Revenues                                                                 $ 51,947             $ 41,455
Operating expenses:
    Salaries and benefits                                                  13,581               10,902
    Supplies                                                               10,283                7,619
    Professional and medical fees                                           2,598                2,125
    Rent and lease expense                                                  3,157                2,661
    Other operating expenses                                                4,370                3,283
                                                                         --------             --------
         Cost of revenues                                                  33,989               26,590
    General and administrative expense                                      4,544                3,911
    Depreciation and amortization                                           2,712                2,239
    Provision for doubtful accounts                                           697                  400
    Income on equity investments                                             (121)                (103)
    Impairment and loss on disposal of long-lived assets                       16                   --
    Gain on sale of long-lived assets                                         (80)                  --
                                                                         --------             --------
         Total operating expenses                                          41,757               33,037
                                                                         --------             --------
Operating income                                                           10,190                8,418
    Minority interests in income of consolidated subsidiaries              (3,420)              (2,894)
    Interest expense, net                                                  (2,577)                (959)
                                                                         --------             --------
Income before income taxes                                                  4,193                4,565
Provision for income taxes                                                  1,614                  184
                                                                         --------             --------
Net income                                                               $  2,579             $  4,381
                                                                         ========             ========

Net income per share:
    Basic                                                                $   0.16             $   0.42
                                                                         ========             ========
    Diluted                                                              $   0.15             $   0.34
                                                                         ========             ========

Weighted average number of common shares outstanding
    and common equivalent shares:
      Basic                                                                16,136               10,508
      Diluted                                                              17,379               12,700


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
SMBI Announces First Quarter Results
Page 4
April 29, 2004


                                 SYMBION, INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)


                                                                         MARCH 31,           DEC. 31,
                                                                           2004                2003
                                                                       -----------          ---------
                                                                       (unaudited)          (audited)

                                           ASSETS
Current assets:
   Cash and cash equivalents                                            $ 20,249            $ 17,658
   Accounts receivable, less allowance for doubtful accounts              21,624              21,991
   Inventories                                                             5,425               5,371
   Prepaid expenses and other current assets                               5,198               4,062
                                                                        --------            --------
      Total current assets                                                52,496              49,082
Property and equipment, net of accumulated depreciation                   61,831              62,714
Goodwill                                                                 148,887             116,654
Other intangible assets, net                                               1,004               1,022
Investments in and advances to affiliates                                 13,686              13,778
Other assets                                                               5,495               9,534
                                                                        --------            --------

Total assets                                                            $283,399            $252,784
                                                                        ========            ========

                           LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                                     $  4,219            $  3,800
   Accrued payroll and benefits                                            5,700               6,533
   Other accrued expenses                                                  6,808               9,139
   Current maturities of long-term debt                                    2,741               3,631
                                                                        --------            --------
      Total current liabilities                                           19,468              23,103
Long-term debt, less current maturities                                   18,477             101,037
Other liabilities                                                          5,090               4,609
Convertible debentures                                                        --               3,071
Minority interests                                                        17,937              16,949
Total stockholders' equity                                               222,427             104,015
                                                                        --------            --------

Total liabilities and stockholders' equity                              $283,399            $252,784
                                                                        ========            ========


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
SMBI Announces First Quarter Results
Page 5
April 29, 2004


                                 SYMBION, INC.
                          SUPPLEMENTAL OPERATING DATA
                  (DOLLARS IN THOUSANDS, EXCEPT PER CASE DATA)


                                                                               THREE MONTHS ENDED
                                                                                    MARCH 31,
                                                                          ------------------------------
                                                                             2004                 2003
                                                                          --------              --------

SAME STORE STATISTICS:
Cases                                                                       36,613                33,561
Cases percentage growth                                                        9.1%                  N/A
Net patient service revenue per case                                      $  1,186              $  1,154
Net patient service revenue per case percentage growth                         2.8%                  N/A
Number of same store surgery centers                                            28                   N/A

CASH FLOW INFORMATION:
Net cash provided by operating activities                                 $  3,142              $  5,558
Net cash used in investing activities                                      (33,407)               (4,347)
Net cash provided by (used in) financing activities                         32,856                  (848)

REVENUES:
Net patient service revenues                                              $ 48,465              $ 37,122
Physician service revenues                                                   1,000                   860
Other service revenues                                                       2,482                 3,473
                                                                          --------              --------
Total revenues                                                            $ 51,947              $ 41,455
                                                                          ========              ========

EBITDA less minority interests (1)                                        $  9,482              $  7,763
Number of surgery centers operated as of end of period (2)                      44                    34
Number of states in which the Company operates surgery centers                  19                    15

(1) When the term "EBITDA" is used, it refers to operating income (loss) plus depreciation and amortization. "EBITDA less minority interests" represents the Company's portion of EBITDA, after subtracting the interests of third parties that own interests in surgery centers that the Company consolidates for financial reporting purposes. The Company's operating strategy involves sharing ownership of its surgery centers with physicians, physician groups and hospitals, and these third parties own an interest in all but two of the Company's centers. The Company believes that it is preferable to present EBITDA less minority interests because it excludes the portion of EBITDA attributable to these third-party interests and clarifies for investors the Company's portion of EBITDA generated by its surgery centers and other operations.

         The Company uses EBITDA and EBITDA less minority interests as measures of liquidity. The Company has included them because it believes that they provide investors with additional information about the Company's ability to incur and service debt and make capital expenditures. The Company also uses EBITDA, with some variation in the calculation, to determine compliance with some of the covenants under the Company's senior credit facility, as well as to determine the interest rate and commitment fee payable under the senior credit facility. EBITDA and EBITDA less minority interests are not measurements of financial performance or liquidity under generally accepted accounting principles. They should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles. The items excluded from EBITDA and EBITDA less minority interests are significant components in understanding and evaluating financial performance and liquidity. The Company's calculation of EBITDA and EBITDA less minority interests may not be comparable to similarly titled measures reported by other companies.


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SMBI Announces First Quarter Results
Page 6
April 29, 2004


                                 SYMBION, INC.
                    SUPPLEMENTAL OPERATING DATA (CONTINUED)

         The following table reconciles EBITDA and EBITDA less minority interests to net cash provided by operating activities (in thousands):


                                                                           THREE MONTHS ENDED
                                                                                MARCH 31,
                                                                      -----------------------------
                                                                        2004                 2003
                                                                      --------             --------

EBITDA                                                                $ 12,902             $ 10,657
 Minority interests in income of consolidated subsidiaries              (3,420)              (2,894)
                                                                      --------             --------
EBITDA less minority interests                                           9,482                7,763
 Depreciation and amortization                                          (2,712)              (2,239)
 Interest expense, net                                                  (2,577)                (959)
 Income taxes                                                           (1,614)                (184)
                                                                      --------             --------
Net income                                                               2,579                4,381
 Depreciation and amortization                                           2,712                2,239
 Impairment and loss on disposal of long-lived assets                       16                   --
 Gain on sale of long-lived assets                                         (80)                  --
 Minority interests in income of consolidated subsidiaries               3,420                2,894
 Income taxes                                                            1,614                  184
 Distributions to minority partners                                     (3,004)              (2,264)
 Income on equity investments                                             (121)                (103)
 Provision for doubtful accounts                                           697                  400
 Changes in operating assets and liabilities, net
    of effects of acquisitions and dispositions:
      Accounts receivable                                                 (331)                (100)
      Other assets                                                      (1,190)                (107)
      Other liabilities                                                 (3,170)              (1,966)
                                                                      --------             --------
Net cash provided by operating activities                             $  3,142             $  5,558
                                                                      ========             ========

(2) Includes surgery centers that the Company manages but in which it does not have an ownership interest.


                                     -END-